UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

ALGORHYTHM HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41405	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(Address of principal executive offices) (Zip Code)

(954) 596-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As of February 6, 2025, Algorhythm Holdings, Inc. (the “Company”) has 476,359,875 shares of common stock issued and outstanding, which includes shares of common stock that have been issued upon exercise of those certain Series B Warrants issued by the Company pursuant to that certain securities purchase agreement dated December 4, 2025. The Company recently announced the implementation of a 1-for-200 reverse stock split of its outstanding shares of common stock which will take effect in the public markets at the opening of trading on Monday February 10, 2025. Upon effectuation of the reverse stock split, the Company anticipates that it will have 2,381,799 shares of common stock outstanding, not accounting for fractional shares that result from the reverse stock split that are rounded up.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2025

ALGORHYTHM HOLDINGS, INC.

By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer